Exhibit 99.1

                                        VOTE BY MAIL
                                        Mark, sign and date your proxy card and
                                        return it in the postage-paid envelope
                                        provided or return it to LongLeaf
                                        Community Bank, c/o First Citizens Bank
                                        -- Shareholder Services Mail Code: FCC
                                        61 PO Box 29522 Raleigh, NC 27626-0522



                             LONGLEAF COMMUNITY BANK
                             1401 Fayetteville Road
                        Rockingham, North Carolina 28380


                    APPOINTMENT OF PROXY SOLICITED BY BOARD OF DIRECTORS

            The undersigned hereby appoints John S. Stevenson, John W. Bullard, and Wayne O. Farrah III (the "Proxies"), and any substitute appointed by them, as the undersigned's attorneys and proxies, and authorizes any one or more of them to represent and vote as directed below all shares of the common stock of LongLeaf Community Bank ("LongLeaf") held of record by the undersigned on _______________, 2008, at the special meeting of LongLeaf's shareholders (the "Special Meeting") to be held in the Community Room at LongLeaf's main office located at 1401 Fayetteville Road, Rockingham, North Carolina, at _____ p.m. on __________________, 2008, and at any adjournments of the meeting. The undersigned directs that the shares represented by this appointment of proxy be voted as follows:

                 TO VOTE, MARK BLOCKS IN BLUE OR BLACK INK AS FOLLOWS:  [ X ]

1. PROPOSAL TO APPROVE A MERGER AGREEMENT. To approve a Merger Agreement, dated as of December 10, 2007 (the "Agreement"), by and among Four Oaks Fincorp, Inc. ("Four Oaks"), Four Oaks Bank & Trust Company, a wholly-owned subsidiary of Four Oaks ("the Bank"), and LongLeaf (a copy of which is attached as Appendix A to the proxy statement/prospectus), and the transactions contemplated by the Agreement, including, without limitation, the merger of LongLeaf into the Bank and the conversion of each outstanding share of LongLeaf's common stock into the right to receive the consideration described in the Agreement, all as more fully described in the proxy statement/prospectus.

           [  ] FOR                 [  ] AGAINST             [  ] ABSTAIN

2. PROPOSAL TO AUTHORIZE LONGLEAF'S MANAGEMENT TO ADJOURN THE SPECIAL MEETING. To authorize LongLeaf's management to adjourn the Special Meeting one or more times for up to 120 days, if necessary, to allow additional time to solicit votes needed to approve the Agreement and the transactions contemplated by the Agreement.

           [  ] FOR                 [  ] AGAINST             [  ] ABSTAIN

3. OTHER BUSINESS: On any other matter properly presented for action by shareholders at the Special Meeting, and on matters incident to the conduct of the meeting (including adjournments for purposes other than to solicit additional votes needed to approve the Agreement and the transactions contemplated by the Agreement), the Proxies are authorized to vote the shares represented by this appointment of proxy according to their best judgment.


       PLEASE DATE AND SIGN THIS APPOINTMENT OF PROXY ON THE REVERSE SIDE
 AND RETURN IT IN THE POSTAGE-PAID ENVELOPE PROVIDED. THIS PROXY CARD IS VALID
                          ONLY WHEN SIGNED AND DATED.

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      I (we) direct that the shares represented by this appointment of proxy be voted as instructed above. In the absence of any instruction, those shares may be voted by the Proxies "FOR" Proposal 1 and Proposal 2. On any other matter properly presented for action by shareholders at the Special Meeting, and on matters incident to the conduct of the meeting, the Proxies are authorized to vote the shares represented by this appointment of proxy according to their best judgment.

      This appointment of proxy may be revoked by the undersigned at any time before the voting takes place at the Special Meeting by filing with LongLeaf's Corporate Secretary a written instrument revoking it or a duly executed appointment of proxy bearing a later date, or by attending the Special Meeting and announcing an intention to vote in person.

                                          Dated:                        , 2008
                                                  ----------------------


                                          --------------------------------------
                                              Signature

                                          --------------------------------------
                                              Signature (if shares held jointly)

                                          Instruction: Please sign above exactly
                                          as your name appears on this
                                          appointment of proxy. Joint owners of
                                          shares should both sign. Fiduciaries
                                          or other persons signing in a
                                          representative capacity should
                                          indicate the capacity in which they
                                          are signing.

   IMPORTANT: To ensure that your shares are represented and that a quorum is present at the Special Meeting, please sign and date your appointment of proxy and return it to LongLeaf in the enclosed envelope.